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                                                                    EXHIBIT 2.8

                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                              QUADRAMED CORPORATION

                                       AND

                           MEDICUS SYSTEMS CORPORATION


                                November 9, 1997


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                      AGREEMENT AND PLAN OF REORGANIZATION


                 This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of November 9, 1997, by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), and Medicus Systems Corporation, a Delaware corporation ("Medicus").

                                    RECITALS

                 A. The Boards of Directors of Medicus and QuadraMed believe it is in the best interests of their respective companies and the stockholders of their respective companies that Medicus and a wholly owned subsidiary of QuadraMed to be formed for the purposes hereof ("Merger Sub") combine into a single company through the statutory merger of Merger Sub with and into Medicus (the "Merger") and, in furtherance thereof, have approved the Merger.

                 B. Pursuant to the Merger, among other things, the outstanding shares of Medicus Common Stock, $.01 par value ("Medicus Common Stock"), shall be converted into shares of QuadraMed Common Stock, $.01 par value ("QuadraMed Common Stock"), or cash, or a combination thereof, on the terms set forth herein.

                 C. Medicus and QuadraMed desire to make certain representations and warranties and other agreements in connection with the Merger.

                 D. Concurrent with the execution of this Agreement and as an inducement to QuadraMed to enter into this Agreement, certain of the stockholders of Medicus who in the aggregate beneficially own in excess of 50% of the outstanding Common Stock of Medicus have on the date hereof entered into stock purchase agreements (the "Stock Purchase Agreements") to sell the shares of Medicus' Common Stock owned by such person in exchange for a cash payment and a warrant to purchase QuadraMed Common Stock (the "Warrants").

                 NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

               1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, a Certificate of Merger to be filed in


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respect of the Merger (the "Certificate of Merger") and the applicable provisions of the Delaware General Corporation Law ("DGCL"), Merger Sub shall be merged with and into Medicus, the separate corporate existence of Merger Sub shall cease and Medicus shall continue as the surviving corporation. Medicus as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

               1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, One Market, Spear Street Tower, San Francisco, California 94105, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware and with the Recorder of the County in which the registered office of each of Medicus and Merger Sub is located, in accordance with the relevant provisions of the DGCL (the time of such filing being the "Effective Time").

               1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Medicus and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Medicus and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

               1.4    Certificate of Incorporation; Bylaws.

                      (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such Certificate of Incorporation.

                      (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

               1.5 Directors and Officers. At the Effective Time, the directors and officers of Merger Sub shall become the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

               1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Merger Sub, Medicus or the holders of any of the following securities, subject to the provisions of this Section 1.6:


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                      (a)    Conversion of Medicus Common Stock. At the
Effective Time, each share of Medicus Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Medicus Common Stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and be converted automatically into (i) the right to receive $7.50 in cash, without interest (the "Per Share Cash Amount"); or (ii) the right to receive 0.3125 shares of QuadraMed Common Stock (the "Exchange Ratio"); provided, however, that (1) if the QuadraMed Stock Value (as defined below) exceeds $27.60, then the Exchange Ratio shall be the quotient obtained by dividing (A) $8.625 by (B) the QuadraMed Stock Value, and (2) if the QuadraMed Stock Value is less than $24.00, then the Exchange Ratio shall be the quotient obtained by dividing (A) $7.50 by (B) the QuadraMed Stock Value; provided further, however, that if the QuadraMed Stock Value is less than $20.40, then QuadraMed may, at its sole discretion, elect to have all or any portion of the shares of Medicus Common Stock converted into the Per Share Cash Amount (the "QuadraMed Cash Election"); or (iii) the right to receive a combination of shares of QuadraMed Common Stock and cash, all in accordance with the provisions of this Section 1.6. In the event of the QuadraMed Cash Election in which less than all of the outstanding shares of Medicus Common Stock will be converted into cash, the shares of Medicus Common Stock to be converted into cash as a result of the QuadraMed Cash Election will be selected pro rata according to the number of shares with respect to which a Stock Election (as defined below) has been made. The amounts paid in the Merger in exchange for shares of Medicus Common Stock shall be referred to herein as the "Merger Consideration". For purposes hereof, the "QuadraMed Stock Value" shall be equal to the average of the closing prices of QuadraMed Common Stock during the fifteen (15) days prior to the second day prior to the date of the Medicus Stockholders Meeting (as defined in Section 2.23).

                      (b) Cancellation of Medicus Common Stock Owned by QuadraMed or Medicus. At the Effective Time, all shares of Medicus Common Stock that are owned by Medicus as treasury stock and each share of Medicus Common Stock owned by QuadraMed or any direct or indirect wholly owned subsidiary of QuadraMed or of Medicus immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                      (c) Medicus Stock Option Plans. At the Effective Time, the Medicus 1989 Stock Option Plan, the Medicus 1991 Stock Option Plan, the Medicus 1993 Stock Option Plan, the Medicus 1993 Performance Stock Option Plan, the Medicus 1994 Stock Option Plan, the Medicus 1994 Directors' Stock Option Plan, the Medicus 1995 RCM Stock Option Plan, the Medicus 1996 C.E.O. Stock Option Plan, the Medicus 1996 C.E.O. Replacement Stock Option Plan, the Medicus 1996 C.E.O. Special Stock Option Plan, the Medicus 1997 Employee Stock Option and Restricted Stock Plan, the Medicus 1997 Directors' Stock Option Plan (collectively, the "Medicus Stock Option Plans"), the Stock Exchange and Subscription warrants dated March 19, 1997 issued by Medicus to Richard C. Jelinek and a trust for his benefit (the "Jelinek Warrants") and the Stock Subscription Warrant dated March 1, 1996 issued by Medicus to TriHealth, Inc. (the "TriHealth Warrant") and all options or rights to purchase Medicus Common



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Stock then outstanding under the Medicus Stock Option Plans, the Jelinek
Warrants and the TriHealth Warrant shall be assumed by QuadraMed in accordance with Section 5.11.

                      (d) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock, $.01 par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $.01 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                      (e) Adjustments to Exchange Ratio and Per Share Cash Amount. The Exchange Ratio and the Per Share Cash Amount shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into QuadraMed Common Stock or Medicus Common Stock), reorganization, recapitalization or other like change with respect to QuadraMed Common Stock or Medicus Common Stock occurring after the date hereof and prior to the Effective Time.

                      (f) Fractional Shares. No fraction of a share of QuadraMed Common Stock will be issued in the Merger. In lieu of any fractional shares that would otherwise be issuable in the Merger in exchange for shares of Medicus Common Stock, QuadraMed shall pay the proportionate amount of the Per Share Cash Amount that would be payable in respect of such fractional share.

                      (g) Limitation on Shares Issuable. In no event shall the aggregate number of shares of QuadraMed Common Stock which QuadraMed is obligated to issue (1) upon the exercise of Warrants and (2) in exchange for outstanding shares of Medicus Common Stock pursuant to this Agreement exceed a total of 1,800,000 shares. In the event that the aggregate number of shares of Common Stock that holders of Warrants and holders of Medicus Common Stock have elected to receive as described in clauses (1) and (2) in the immediately preceding sentence exceeds 1,800,000 shares, QuadraMed shall only be required to issue 1,800,000 shares of QuadraMed Common Stock and such holders shall be entitled to receive shares of QuadraMed Common Stock equal to each holder's pro rata portion of the total amount of shares issued by QuadraMed as described in clauses (1) and (2), based on the total number of shares each holder and each elected to receive.

                      (h) Election for Shares or Cash. Each record holder immediately prior to the Effective Time of shares of Medicus Common Stock will be entitled (i) to elect to receive cash for none, some or all of such shares (a "Cash Election"), (ii) to elect to receive QuadraMed Common Stock for none, some or all of such shares (a "Stock Election"), or (iii) to indicate that such record holder has no preference as to the receipt of cash or QuadraMed Common Stock for such shares (a "Non-Election"). All such elections shall be made on a form designed for that



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purpose (a "Form of Election"). Holders of record of shares of Medicus Common
Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Medicus Common Stock held by each Representative for a particular beneficial owner. All shares of Medicus Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of Medicus Common Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive QuadraMed Common Stock, and the Cash Election Shares shall be converted into the right to receive cash, without interest.

                      (i) Election Procedures. Elections shall be made by holders of Medicus Common Stock by mailing or otherwise delivering to the Exchange Agent (as defined in Section 1.7) a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the certificates representing the shares of Medicus Common Stock as to which the election is being made (or by an appropriate trust company in the United States or a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD")). QuadraMed will have the discretion which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of QuadraMed (or the Exchange Agent) in such matters shall be conclusive and binding. Neither QuadraMed nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 1.6 and all such computations shall be conclusive and binding on the holders of Medicus Common Stock. For the purposes hereof, a holder of Medicus Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (as hereinafter defined) shall be deemed to have made a Non-Election. If QuadraMed or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the stockholder making such purported Cash Election or Stock Election shall for purposes hereof, be deemed to have made a Non-Election. QuadraMed and Medicus shall each use its reasonable best efforts to mail the Form of Election to all persons who become holders of Medicus Common Stock during the period between the record date for the Medicus Stockholders Meeting (as defined in Section 2.23) and 10:00 a.m. California time, on the date seven calendar days prior to the anticipated Effective Time and to make the Form of Election available to all persons who become holders of Medicus Common Stock subsequent to such day and no later than the close of business on the business day prior to the Effective Time. A Form of Election must be received by the Exchange Agent by the close of business on the last business day prior to the Effective Time (the "Election Deadline") in order to be effective. All elections may be revoked until the Election Deadline.

               1.7    Surrender of Certificates.



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                      (a)    Exchange Agent. The First National Bank of Boston
shall act as exchange agent (the "Exchange Agent") in the Merger.

                      (b) QuadraMed to Provide Common Stock and Cash.
Promptly after the Effective Time, QuadraMed shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as QuadraMed may adopt, (i) the shares of QuadraMed Common Stock issuable in exchange for Stock Election Shares and Non-Election Shares and
(ii) cash in an amount sufficient to purchase Cash Election Shares and permit payment of cash in lieu of fractional shares pursuant to Section 1.6(f).

                      (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Medicus Common Stock, whose shares were converted into the right to receive shares of QuadraMed Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6,
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as QuadraMed may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of QuadraMed Common Stock (and cash in lieu of fractional shares) or cash. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by QuadraMed, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing the number of whole shares of QuadraMed Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to
Section 1.6 or (ii) cash, as the case may be, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Medicus Common Stock will be deemed for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of QuadraMed Common Stock or cash, as the case may be, into which such shares of Medicus Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

                      (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to QuadraMed Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of QuadraMed Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of QuadraMed Common Stock issued in exchange therefor, without interest, at the time of



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such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of QuadraMed Common Stock.

                      (c) Transfers of Ownership. If any certificate for shares of QuadraMed Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to QuadraMed or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of QuadraMed Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of QuadraMed or any age. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               1.8 No Further Ownership Rights in Medicus Common Stock. All shares of QuadraMed Common Stock issued upon the surrender for exchange of shares of Medicus Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Medicus Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Medicus Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

               1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of QuadraMed Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that QuadraMed may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against QuadraMed, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

               1.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Medicus and Merger Sub, the officers and directors of Medicus and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as



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such action is not inconsistent with this Agreement.

               1.11 Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, shares of Medicus QuadraMed Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Medicus Common Stock held by them in accordance with the provisions of Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Medicus Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, shares of QuadraMed Common Stock based on the Exchange Ratio determined in accordance with Section 1.1 hereof, as if such shares were covered by Non-Elections, upon surrender, in the manner provided in this Article I, of the certificate or certificates that formerly evidenced such shares of Medicus Common Stock.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF MEDICUS

               In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

               Except as disclosed in a document of even date herewith and delivered by Medicus to QuadraMed prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Medicus Disclosure Schedule"), Medicus represents and warrants to QuadraMed and Merger Sub as follows:

               2.1 Organization, Standing and Power Each of Medicus and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Medicus and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in



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which the failure to be so qualified and in good standing would have a Material
Adverse Effect on Medicus. Medicus has delivered a true and correct copy of the Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Bylaws, as amended, or other charter documents, as applicable, of Medicus and each of its subsidiaries, each as amended to date, to QuadraMed. Neither Medicus nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Medicus is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Medicus free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Medicus or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the Medicus SEC Documents (as defined in Section 2.4), Medicus does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

               2.2 Capital Structure. The authorized capital stock of Medicus consists of 10,000,000 shares of Common Stock, $.01 par value, 1,000,000 shares of Preferred Stock, $.01 par value, and 500 shares of Voting Preferred Stock, $1,000 par value, of which there were issued and outstanding as of the close of business on November 7, 1997, 5,487,971 shares of Common Stock and no shares of Preferred Stock or Voting Preferred Stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities other than pursuant to the exercise of options outstanding as of such date under the Medicus Stock Option Plans and the obligation to issue 34,800 restricted shares previously granted under the Medicus Stock Option Plans. All outstanding shares of Medicus Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances created by, or resulting from the actions of, Medicus, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Medicus or any agreement to which Medicus is a party or by which it is bound. As of the close of business on November 7, 1997, Medicus has 1,501,350 shares subject to outstanding, unexercised options. Since November 7, 1997, Medicus has not issued or granted additional options under the Medicus Stock Option Plans. Except for
(i) the rights created pursuant to this Agreement or the Medicus Stock Option Plans and (ii) Medicus' right to repurchase any unvested shares under the Medicus Stock Option Plans, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Medicus is a party or by which it is bound obligating Medicus to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Medicus or obligating Medicus to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right,



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commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Medicus' capital stock (i) between or among Medicus and any of its stockholders and (ii) to the best of Medicus' knowledge, between or among any of Medicus' stockholders. The terms of the Medicus Stock Option Plans permit the assumption or substitution of options to purchase QuadraMed Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Medicus stockholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for those options. True and complete copies of all forms of agreements and instruments relating to or issued under the Medicus Stock Option Plans have been made available to QuadraMed and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to QuadraMed.

                 2.3 Authority. Medicus has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Medicus, subject only to the approval of the Merger by Medicus' stockholders as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by Medicus and constitutes the valid and binding obligation of Medicus enforceable against Medicus in accordance with its terms. The execution and delivery of this Agreement by Medicus does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Medicus or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Medicus or any of its subsidiaries or any of their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have had and would not reasonably be expected to have a Material Adverse Effect on Medicus. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Medicus or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, (ii) the filing with the Securities and Exchange Commission (the "SEC") and the NASD of the Proxy Statement (as defined in Section 2.23) relating to the Medicus Stockholders Meeting (as defined in Section 2.23), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not



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have a Material Adverse Effect on Medicus and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

                 2.4 SEC Documents; Financial Statements. Medicus has furnished to QuadraMed a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act")), definitive proxy statement and other filing filed with the SEC by Medicus since March 1, 1996, and, prior to the Effective Time, Medicus will have furnished QuadraMed with true and complete copies of any additional documents filed with the SEC by Medicus prior to the Effective Time (collectively, the "Medicus SEC Documents"). In addition, Medicus has made available to QuadraMed all exhibits to the Medicus SEC Documents filed prior to the date hereof, and will promptly make available to QuadraMed all exhibits to any additional Medicus SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Medicus SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Medicus nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Medicus SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, and none of the Medicus SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Medicus SEC Document. The financial statements of Medicus, including the notes thereto, included in the Medicus SEC Documents (the "Medicus Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Medicus Financial Statements fairly present the consolidated financial condition and operating results of Medicus and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Medicus accounting policies except as described in the notes to the Medicus Financial Statements.

                 2.5 Absence of Certain Changes. Since August 31, 1997 (the "Medicus Balance Sheet Date"), Medicus has conducted its business in the ordinary course consistent with past practice and, except as disclosed in the Medicus SEC Documents, there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Medicus; (ii) any acquisition, sale or transfer of any material asset of Medicus or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Medicus or any revaluation by Medicus of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Medicus, or any direct or indirect redemption, purchase or other acquisition by Medicus of any of its shares of capital stock; (v) any material contract entered into by Medicus or any of its subsidiaries, other than in the ordinary course of business and as provided to QuadraMed, or any material amendment or termination of, or default under, any material contract to which Medicus or any of its subsidiaries is a party or by which it is bound; or (vi) any negotiation or agreement by Medicus or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with QuadraMed and its representatives regarding the transactions contemplated by this Agreement).

                 2.6 Absence of Undisclosed Liabilities. Medicus has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Medicus' Quarterly Report on Form 10-Q for the period ended August 31, 1997 (the "Medicus Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Medicus Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the Medicus Balance Sheet Date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

                 2.7 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Medicus or any of its subsidiaries, threatened against Medicus or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Medicus. There is no judgment, decree or order against Medicus or any of its subsidiaries, or, to the knowledge of Medicus and its subsidiaries, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Medicus.

                 2.8 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon Medicus or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or future business practice of Medicus or any of its subsidiaries, any acquisition of property by Medicus or any of its subsidiaries or the conduct of business by Medicus or any of its subsidiaries as currently conducted or as proposed to be conducted by Medicus or any of its subsidiaries.

                 2.9 Governmental Authorization. Medicus and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Medicus or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Medicus' or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Medicus Authorizations"), and all of such Medicus Authorizations are in full force and effect, except where the failure to obtain or have any of such Medicus Authorizations could not reasonably be expected to have a Material Adverse Effect on Medicus.

                 2.10 Title to Property. Medicus and its subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Medicus Balance Sheet or acquired after the Medicus Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Medicus Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Medicus Balance Sheet. The plants, property and equipment of Medicus and its subsidiaries that are used in the operations of their businesses are in good operating condition and repair. All properties used in the operations of Medicus and its subsidiaries are reflected in the Medicus Balance Sheet to the extent generally accepted accounting principles require the same to be reflected.
Schedule 2.10 identifies each parcel of real property owned or leased by Medicus or any of its subsidiaries.

                 2.11 Intellectual Property.

                      (a) Medicus and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Medicus and its subsidiaries as currently conducted or as proposed to be conducted by Medicus and its subsidiaries, except to the extent that the failure to have such rights have not had and would not reasonably be expected to have a Material Adverse Effect on Medicus.

                      (b) Medicus has provided to QuadraMed (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, which Medicus considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Medicus is a party and pursuant to which any person is authorized to use any Intellectual Property, and
(iii) all licenses, sublicenses and other agreements as to which Medicus is a party and pursuant to which Medicus is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Medicus product that is material to its business.

                      (c) To Medicus' knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Medicus or any of its subsidiaries, any trade secret material to Medicus or any of its subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Medicus or any of its subsidiaries, by any third party, including any employee of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

                      (d) Medicus is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on Medicus.

                      (e) All patents, registered trademarks, service marks and copyrights held by Medicus are valid and subsisting. Medicus (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The manufacture, marketing, licensing or sale of Medicus' products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, except where such infringement would not have a Material Adverse Effect on Medicus.

                      (f) Medicus has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Medicus does not already own by operation of law.

                      (g) Medicus has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, or patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Medicus by or to a third party has been pursuant to the terms of a written agreement between Medicus and such third party. All use, disclosure or appropriation of Confidential Information not owned by Medicus has been pursuant to the terms of a written agreement between Medicus and the owner of such Confidential Information, or is otherwise lawful.

                 2.12 Environmental Matters

                      (a)    The following terms shall be defined as follows:

                          (i)       "Environmental and Safety Laws" shall mean
any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                         (ii)       "Hazardous  Materials" shall mean any toxic
or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

                        (iii) "Property" shall mean all real property leased or owned by Medicus or its subsidiaries either currently or in the past.

                         (iv)       "Facilities" shall mean all buildings and
improvements on the Property of Medicus or its subsidiaries.

                      (a) Medicus represents and warrants as follows: (i) to Medicus' knowledge, no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials and wastes disposed of by Medicus have been disposed of in accordance with all Environmental and Safety Laws; (iii) Medicus and its subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to Medicus' knowledge, threatened relating to a violation of any Environmental and Safety Laws; (v) neither Medicus nor its subsidiaries have been notified that they are a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Closing Date; (vi) to Medicus' knowledge, there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) to Medicus' knowledge, there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, pumps, or water, gas or oil wells; (viii) to Medicus' knowledge, there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) to Medicus' knowledge, there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) Medicus' and its subsidiaries' uses of and activities within the Facilities have at all times complied with all Environmental and Safety Laws; and (xi) Medicus and its subsidiaries have all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits, except where the failure to have or comply with such permits would not, individually or in the aggregate, have a Material Adverse Effect of Medicus.

                 2.13 Taxes. Medicus and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Medicus or any of its subsidiaries is or has been a member have timely filed all Tax Returns required to be filed by it, have paid all Taxes shown thereon to be due and has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax returns. Except as disclosed in the SEC Documents, (i) no material claim for Taxes has become a lien against the property of Medicus or any of its subsidiaries or is being asserted against Medicus or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Medicus or any of its subsidiaries is being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by Medicus or any of its subsidiaries and is currently in effect, and (iv) there is no agreement, contract or arrangement to which Medicus or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. Medicus has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Neither Medicus nor any of its subsidiaries is a party to any tax sharing or tax allocation agreement nor does Medicus or any of its subsidiaries owe any amount under any such agreement. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes. Medicus and each of its subsidiaries are in full compliance with all terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax-sharing agreement or order.

                 2.14 Employee Benefit Plans.

                      (a) Schedule 2.14 lists, with respect to Medicus, any subsidiary of Medicus and any trade or business (whether or not incorporated) which is treated as a single employer with Medicus (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $50,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Medicus and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Medicus of greater than $50,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Medicus (together, the "Medicus Employee Plans").

                      (b) Medicus has furnished to QuadraMed a copy of each of the Medicus Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Medicus Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Medicus Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Medicus has also furnished QuadraMed with the most recent Internal Revenue Service determination letter issued with respect to each such Medicus Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Medicus Employee Plan subject to Code
Section 401(a).

                      (c) (i) Except as disclosed on Schedule 2.14, none of the Medicus Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Medicus Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Medicus Employee Plan has been administered substantially in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Medicus and each subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Medicus Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect on Medicus; (iv) neither Medicus nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Medicus Employee Plans, other than obligations for the payment of benefits in the normal operation of the Plan, and obligations which would not in the aggregate have a Material Adverse Effect on Medicus; (v) all material contributions required to be made by Medicus or any subsidiary or ERISA Affiliate to any Medicus Employee Plan have been made on or before their due dates and any accruals required by general accepted accounting principles ("GAAP") for contributions to each Medicus Employee Plan for the current plan years are reflected on the financial statements of Medicus; (vi) with respect to each Medicus Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 or ERISA has occurred; and (vii) neither Medicus nor any subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each Medicus Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Medicus has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Medicus Employee Plan, except for failures which would not have a Material Adverse Effect on Medicus. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Medicus is threatened, against or with respect to any such Medicus Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Medicus nor any Medicus subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

                      (d) With respect to each Medicus Employee Plan, Medicus and each of its United States subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and
(ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

                      (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Medicus, any Medicus subsidiary or any other ERISA Affiliate to severance benefits or any other payment, except as vesting, or increase the amount of compensation due any such employee or service provider.

                      (f) Except as disclosed on Schedule 2.14, there has been no amendment to, written interpretation or announcement (whether or not written) by Medicus, any Medicus subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Medicus Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Medicus' financial statements.

                 2.15 Certain Agreements Affected by the Merger. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Medicus or any of its subsidiaries, (ii) materially increase any benefits otherwise payable by Medicus or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                 2.16 Employee Matters. Medicus and each of its subsidiaries are in compliance in all respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except where the failure to be in compliance or the engagement in such unfair labor practices would not have a Material Adverse Effect on Medicus. There are no pending claims against Medicus or any of its subsidiaries under any workers compensation plan or policy or for long term disability. Neither Medicus nor any of its subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not have a Material Adverse Effect on Medicus. There are no controversies pending or, to the knowledge of Medicus or any of its subsidiaries, threatened, between Medicus or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Medicus. Neither Medicus nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract nor does Medicus nor any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees.

                 2.17 Interested Party Transactions. Except as disclosed in the Medicus SEC Documents, neither Medicus nor any of its subsidiaries is indebted to any director, officer, employee or agent of Medicus or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Medicus or any of its subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act since March 1, 1996.

                 2.18 Insurance Medicus and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Medicus and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Medicus and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Medicus has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

                 2.19 Compliance With Laws. Each of Medicus and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Medicus.

                 2.20 Minute Books. The minute books of Medicus and its subsidiaries made available to QuadraMed contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Medicus and the respective subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

                 2.21 [Intentionally Omitted].

                 2.22 Brokers' and Finders' Fees. Medicus has not incurred, nor will it incur without QuadraMed's prior written consent, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                 2.23 Registration Statement; Proxy Statement/Prospectus. The information supplied by Medicus for inclusion in the registration statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the shares of QuadraMed Common Stock to be issued in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Medicus for inclusion in the proxy statement/prospectus to be sent to the stockholders of Medicus in connection with the meeting of Medicus' stockholders to consider the Merger (the "Medicus Stockholders Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Medicus' stockholders, at the time of the Medicus Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Medicus Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Medicus which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Medicus shall promptly inform QuadraMed and Merger Sub. Notwithstanding the foregoing, Medicus makes no representation, warranty or covenant with respect to any information supplied by QuadraMed or Merger Sub which is contained in any documents.

                 2.24 [Intentionally Omitted].

                 2.25 Vote Required. The affirmative vote of the holders of a majority of the shares of Medicus Common Stock outstanding on the record date set for the Medicus Stockholders Meeting is the only vote of the holders of any of Medicus' capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                 2.26 Board Approval. The Board of Directors of Medicus has (i) unanimously approved this Agreement and the Merger and all transactions comtemplated hereby, including the purchase of shares of Medicus Common Stock pursuant to the Stock Purchase Agreements, (ii) determined that the Merger is in the best interests of the stockholders of Medicus and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Medicus approve this Agreement and consummation of the Merger.

                 2.27 Section 203 of the DGCL Not Applicable. The Board of Directors of Medicus has taken all actions so that the restrictions contained in
Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

                 2.28 Customers and Suppliers. As of the date hereof, no customer which individually accounted for more than 1% of Medicus' gross revenues during the 12 month period preceding the date hereof has indicated to Medicus that it will stop, or decrease the rate of, buying services or products of Medicus, or has at any time on or after May 31, 1997 decreased materially its usage of the services or products of Medicus. As of the date hereof, no material supplier of Medicus has indicated to Medicus that it will stop, or decrease the rate of, supplying materials, products or services to Medicus. Medicus has not knowingly breached, so as to provide a benefit to Medicus that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Medicus.

                 2.29 Employee Nondisclosure Agreements. Each employee of Medicus has executed and delivered to Medicus the Standard Key Employee Nondisclosure Agreement in the form previously delivered to QuadraMed.


                 2.30 Representations Complete. None of the representations or warranties made by Medicus herein or in any Schedule hereto, including Medicus Disclosure Schedule, or certificate furnished by Medicus pursuant to this Agreement, or the Medicus SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF QUADRAMED AND MERGER SUB

                 Except as disclosed in a document of even date herewith and delivered by QuadraMed to Medicus prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "QuadraMed Disclosure Schedule"), QuadraMed and Merger Sub represent and warrant to Medicus as follows. All representations and warranties of Merger Sub set forth below are made solely as of the Closing Date.

                 3.1 Organization, Standing and Power. Each of QuadraMed and its subsidiaries, including Merger Sub, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of QuadraMed and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on QuadraMed. QuadraMed has made available a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of QuadraMed to Medicus. Neither QuadraMed nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

QuadraMed is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by QuadraMed free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating QuadraMed or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the QuadraMed SEC Documents (as defined in Section 3.4), QuadraMed does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                 3.2 Capital Structure. Except as described in this Section 3.2, the authorized and outstanding capital stock of QuadraMed is as set forth in the section entitled "Description of Capital Stock" in QuadraMed's Prospectus dated October 21, 1997 as filed with the Securities and Exchange Commission and as previously delivered to Medicus. There are no other outstanding shares of capital stock or voting securities of QuadraMed other than shares of QuadraMed Common Stock issued after October 21, 1997 upon the exercise of options or warrants. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $.01 par value, all of which are issued and outstanding and are held by QuadraMed. All outstanding shares of QuadraMed and Merger Sub have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Other than pursuant to this Agreement, and options or warrants that were outstanding as of October 21, 1997, there are no other options, warrants, calls, rights, commitments or agreements of any character to which QuadraMed or Merger Sub is a party or by which either of them is bound obligating QuadraMed or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of QuadraMed or Merger Sub or obligating QuadraMed or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of QuadraMed Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable.

                 3.3 Authority. QuadraMed and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of QuadraMed and Merger Sub. This Agreement has been duly executed and delivered by QuadraMed and Merger Sub and constitutes the valid and binding obligations of QuadraMed and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of QuadraMed or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to QuadraMed or any of its subsidiaries or their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have had and would not reasonably be expected to have a Material Adverse Effect on QuadraMed. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to QuadraMed or any of its subsidiaries in connection with the execution and delivery of this Agreement by QuadraMed and Merger Sub or the consummation by QuadraMed and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in
Section 1.2, (ii) the filing with the SEC of the Registration Statement, (iii) the filing of a Form 8-K with the SEC within 15 days after the Closing Date,
(iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (v) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of QuadraMed Common Stock issuable upon conversion of the Medicus Common Stock in the Merger and upon exercise of the options under the Medicus Stock Option Plans assumed by QuadraMed, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on QuadraMed and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

                 3.4 SEC Documents; Financial Statements. QuadraMed has made available to Medicus a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by QuadraMed since March 31, 1997, and, prior to the Effective Time, QuadraMed will have furnished Medicus with true and complete copies of any additional documents filed with the SEC by QuadraMed prior to the Effective Time (collectively, the "QuadraMed SEC Documents"). All documents required to be filed as exhibits to the Medicus SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither QuadraMed nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the QuadraMed SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the QuadraMed SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed QuadraMed SEC Document. The financial statements of QuadraMed, including the notes thereto, included in the QuadraMed SEC Documents (the "QuadraMed Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The QuadraMed Financial Statements fairly present the consolidated financial condition and operating results of QuadraMed and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no material change in QuadraMed accounting policies except as described in the notes to the QuadraMed Financial Statements.

                 3.5 Absence of Certain Changes. Since June 30, 1997 (the "QuadraMed Balance Sheet Date"), QuadraMed has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to QuadraMed; (ii) any acquisition, sale or transfer of any material asset of QuadraMed or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by QuadraMed or any revaluation by QuadraMed of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of QuadraMed, or any direct or indirect redemption, purchase or other acquisition by QuadraMed of any of its shares of capital stock; or (v) any negotiation or agreement by QuadraMed or any of its subsidiaries to do any of the things described in the preceding clauses
(i) through (iv) (other than negotiations with Medicus and its representatives regarding the transactions contemplated by this Agreement).

                 3.6 Absence of Undisclosed Liabilities. QuadraMed has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in QuadraMed's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (the "QuadraMed Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the QuadraMed Balance Sheet under generally accepted accounting principles, and
(iii) those incurred in the ordinary course of business since the QuadraMed Balance Sheet Date and consistent with past practice.

                 3.7 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of QuadraMed or any of its subsidiaries, threatened against QuadraMed or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on QuadraMed. There is no judgment, decree or order against QuadraMed or any of its subsidiaries or, to the knowledge of

QuadraMed or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on QuadraMed.

                 3.8 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon QuadraMed or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or future business practice of QuadraMed or any of its subsidiaries, any acquisition of property by QuadraMed or any of its subsidiaries or the conduct of business by QuadraMed or any of its subsidiaries as currently conducted or as proposed to be conducted by QuadraMed or any of its subsidiaries.

                 3.9 Governmental Authorization. QuadraMed and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which QuadraMed or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of QuadraMed's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "QuadraMed Authorizations"), and all of such QuadraMed Authorizations are in full force and effect, except where the failure to obtain or have any of such QuadraMed Authorizations could not reasonably be expected to have a Material Adverse Effect on QuadraMed.

                 3.10 Compliance With Laws. Each of QuadraMed and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on QuadraMed.

                 3.11 [Intentionally Omitted].

                 3.12 Broker's and Finders' Fees. QuadraMed has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, other than with respect to its arrangements with Jeffries & Company, Inc.

                 3.13 Registration Statement; Proxy Statement/Prospectus. The information supplied by QuadraMed and Merger Sub for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by QuadraMed for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Medicus' stockholders, at the time of the Medicus Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Medicus Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by QuadraMed or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, QuadraMed or Merger Sub will promptly inform Medicus. Notwithstanding the foregoing, QuadraMed and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Medicus which is contained in any of the foregoing documents.

                 3.14 Board Approval. The Board of Directors of QuadraMed has unanimously (i) approved this Agreement and the Merger and (ii) determined that the Merger is in the best interests of its stockholders and is on terms that are fair to such stockholders.

                 3.15 Representations Complete. None of the representations or warranties made by QuadraMed or Merger Sub herein or in any Schedule hereto, including the QuadraMed Disclosure Schedule, or certificate furnished by QuadraMed or Merger Sub pursuant to this Agreement, or the QuadraMed SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

                 4.1 Conduct of Business of Medicus and QuadraMed. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Medicus and QuadraMed agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its best efforts consistent with past practice to keep available the services of its and its subsidiaries' present officers and key employees and use its best efforts consistent with past practice to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Medicus and QuadraMed agrees to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect. Notwithstanding anything in this Section
4.1 to the contrary, QuadraMed may negotiate and consummate acquisitions of businesses or assets without providing notice to or obtaining the consent of Medicus. Without limiting the foregoing, except as expressly contemplated by this Agreement, neither Medicus nor QuadraMed shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

                      (a) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

                      (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries; or

                      (c) Other. Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) and (b) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

                 4.2 Conduct of Business of Medicus. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, Medicus shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of QuadraMed, which consent shall not be unreasonably withheld:

                      (a) Material Contracts. Enter into any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its contracts, other than in the ordinary course of business consistent with past practice and in no event shall such contract, commitment, amendment, modification or waiver be in excess of $250,000;

                      (b) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement, except pursuant to the Medicus 1997 Directors' Stock Option Plan as currently in effect.

                      (c) Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its employee stock plans or director stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans.

                      (d) Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

                      (e) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

                      (f) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

                      (g) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                      (h) Leases. Enter into any operating lease in excess of an aggregate of $10,000;

                      (i) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Medicus Financial Statements;

                      (j) Capital Expenditures. Make any capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

                      (k) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

                      (l) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee (except that it may hire a replacement for any current director level or officer level employee if it first provides QuadraMed advance notice regarding such hiring decision), pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees;

                      (m) Severance Arrangements. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to standard written agreements outstanding on the date hereof or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

                      (n) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with QuadraMed prior to the filing of such a suit, or (iii) for a breach of this Agreement;

                      (o) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, or acquire or agree to acquire any equity securities of any corporation, partnership, association or business organization;

                      (p) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                      (q) Notices. Fail to give all notices and other information required to be given to the employees of Medicus, any collective bargaining unit representing any group of employees of Medicus, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget

Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement;

                      (r) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

                      (s) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (r) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing

                 4.3 No Solicitation. Medicus and its subsidiaries and the officers, directors, employees or other agents of Medicus and its subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (defined below) or (ii) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to Medicus or any of it subsidiaries to, or afford access to the properties, books or records of Medicus or any of its subsidiaries to, any person that has advised Medicus that it may be considering making, or that has made, a Takeover Proposal; provided, however, that nothing herein shall prohibit Medicus' Board of Directors from taking and disclosing to Medicus' stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal, or an unsolicited written expression of interest that can reasonably be expected to lead to a Takeover Proposal, shall be received by the Board of Directors of Medicus, then, to the extent the Board of Directors of Medicus believes in good faith (after consultation with its financial advisor) that such Takeover Proposal would, if consummated, result in a transaction more favorable to Medicus' stockholders from a financial point of view than the transaction contemplated by the Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Medicus determines in good faith after consultation with outside legal counsel that it is necessary for the Board of Directors of Medicus to comply with its fiduciary duties to stockholders under applicable law, Medicus and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of Medicus' Board of Directors, and such actions shall not be considered a breach of this Section 4.3 or any other provisions of this Agreement, provided that in each such event Medicus notifies QuadraMed of such determination by the Medicus Board of Directors and provides QuadraMed with a true and complete copy of the Superior Proposal received from such third party, if the Superior Proposal is in writing, or a complete written summary thereof, if it is not in writing, and provides QuadraMed with all documents containing or referring to non-public information of Medicus that are supplied to such third party; provided further, that (A) the Board of Directors of Medicus has determined, with the advice of Medicus' investment bankers, that



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
such third party is capable of making a Superior Proposal upon satisfactory completion of such third party's review of the information supplied by Medicus,
(B) the third party has stated that it intends to make a Superior Proposal, (C) Medicus may not provide any non-public information to any such third party if it has not prior to the date thereof provided such information to QuadraMed or QuadraMed's representatives, (D) Medicus notifies QuadraMed in advance of any disclosure of non-public information to any such third party, with a description of the information proposed to be disclosed, and (E) Medicus provides such non-public information pursuant to a non-disclosure agreement at least as restrictive as the Confidentiality Agreement (as defined in Section 5.4). Medicus will promptly notify QuadraMed after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for non-public information relating to Medicus or any of its subsidiaries or for access to the properties, books or records of Medicus or any of its subsidiaries by any person that has advised Medicus that it may be considering making, or that has made, a Takeover Proposal and will keep QuadraMed fully informed of the status and details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide QuadraMed with a true and complete copy of such Takeover Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a complete written summary thereof, if it is not in writing. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Medicus or any of its subsidiaries or the acquisition of any significant equity interest in, or a significant portion of the assets of, Medicus or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                 5.1 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, Medicus and QuadraMed shall prepare, and Medicus shall file with the SEC, preliminary proxy materials relating to the approval of the Merger and the transactions contemplated hereby by the stockholders of Medicus and, as promptly as practicable following receipt of SEC comments thereon, QuadraMed shall file with the SEC a Registration Statement on Form S-4 (or such other or successor form as shall be appropriate), which complies in form with applicable SEC requirements and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Subject to the provisions of
Section 4.3, the Proxy Statement shall include the recommendation of the Board of Directors of Medicus in favor of the Merger; provided that such recommendation may not be included or may be withdrawn if previously included if Medicus' Board of Directors believes in good faith that a Superior Proposal has been made and, upon written advice of its outside legal counsel, shall determine that to include such recommendation or not withdraw such recommendation if previously included would constitute a breach of the Board's fiduciary duty under applicable law.

                 5.2  Meeting of Stockholders.

                      (a) Medicus shall promptly after the date hereof take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to convene the Medicus Stockholders Meeting within 45 days of the Registration Statement being declared effective by the SEC. Medicus shall consult with QuadraMed regarding the date of the Medicus Stockholders Meeting and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the Medicus Stockholders Meeting without the consent of QuadraMed. Subject to Section 5.1, Medicus shall use its best efforts to solicit from stockholders of Medicus proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

                      (b) QuadraMed shall vote or cause to be voted all shares of Medicus Common Stock owned by QuadraMed in favor of the Merger.

                 5.3  Access to Information.

                      (a) Medicus shall afford QuadraMed and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Medicus' and its subsidiaries' properties, books, contracts, commitments and records, and
(ii) all other information concerning the business, properties and personnel of Medicus and its subsidiaries as QuadraMed may reasonably request. Medicus agrees to provide to QuadraMed and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. QuadraMed shall afford Medicus and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of QuadraMed's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of QuadraMed and its subsidiaries as Medicus may reasonably request. QuadraMed agrees to provide to Medicus and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

                      (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of QuadraMed and Medicus shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

                      (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

                 5.4 Confidentiality. The parties acknowledge that each of QuadraMed and

Medicus has previously executed a non-disclosure agreement (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

                 5.5 Public Disclosure. Unless otherwise permitted by this Agreement, QuadraMed and Medicus shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

                 5.6 Consents; Cooperation. Each of QuadraMed and Medicus shall use its best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise.

                 5.7 Affiliate Agreements. Schedule 5.7 sets forth those persons who may be deemed "Affiliates" of Medicus within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). Medicus shall provide QuadraMed such information and documents as QuadraMed shall reasonably request for purposes of reviewing such list. Medicus shall use its best efforts to deliver or cause to be delivered to QuadraMed, concurrently with the execution of this Agreement (and in each case prior to the Effective Time) from each of the Affiliates of Medicus, an executed Affiliate Agreement in the form attached hereto as Exhibit A. QuadraMed and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing any QuadraMed Common Stock to be received by such Affiliates of Medicus pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for QuadraMed Common Stock, consistent with the terms of such Affiliates Agreements.

                 5.8  [Intentionally Omitted].

                 5.9 Legal Requirements. Each of QuadraMed, Merger Sub and Medicus will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

                 5.10 Blue Sky Laws. QuadraMed shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the QuadraMed Common Stock in connection with the Merger. Medicus shall use its best efforts to assist QuadraMed as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of QuadraMed Common Stock in connection with the Merger.

                 5.11 Treatment of Employee Benefit Plans and Outstanding Warrants.

                      (a) At the Effective Time, the Medicus Stock Option Plans and each outstanding option to purchase shares of Medicus Common Stock under the Medicus Stock Option Plans, whether vested or unvested, the Jelinek Warrants and the TriHealth Warrant will be assumed by QuadraMed. Schedule 5.11 hereto sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Medicus Stock Option Plans, including the number of shares of Medicus capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Medicus shall deliver to QuadraMed an updated
Schedule 5.11 hereto current as of such date.

                      (b) Each such option so assumed by QuadraMed under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Medicus Stock Option Plans, and each of the Jelinek Warrants and the TriHealth Warrant shall continue to have, and be subject to, the same terms and conditions set forth therein, immediately prior to the Effective Time, except that (i) each such option and each such warrant will be exercisable for that number of whole shares of QuadraMed Common Stock equal to the product of the number of shares of Medicus Common Stock that were issuable upon exercise of such option or warrant immediately prior to the Effective Time multiplied by 0.3565 and rounded down to the nearest whole number of shares of QuadraMed Common Stock, and (ii) the per share exercise price for the shares of QuadraMed Common Stock issuable upon exercise of such assumed option or warrant will be equal to the quotient determined by dividing the exercise price per share of Medicus Common Stock at which such option or warrant was exercisable immediately prior to the Effective Time by 0.3565, rounded up to the nearest whole cent.

                      (c) Consistent with the terms of the Medicus Stock Option Plans and the documents governing the outstanding options under those Plans, the Merger will not terminate any of the outstanding options under such Plans or accelerate the exercisability or vesting of such options or the shares of QuadraMed Common Stock which will be subject to those options upon the QuadraMed's assumption of the options in the Merger. Within 10 business days after the Effective Time, QuadraMed will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Medicus Stock Option Plans a document in form and substance satisfactory to Medicus evidencing the foregoing assumption of such option by QuadraMed.

                      (d) For purposes of QuadraMed employee benefit plans, Medicus employees will receive full credit for years of service with Medicus.

                 5.12 Letter of QuadraMed's and Medicus' Accountants.

                      (a) QuadraMed shall use all reasonable efforts to cause to be delivered to Medicus a Procedures Letter of QuadraMed's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Medicus, in form reasonably satisfactory to Medicus and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                      (b) Medicus shall use all reasonable efforts to cause to be delivered to QuadraMed a Procedures Letter of Medicus' independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to QuadraMed, in form reasonably satisfactory to QuadraMed and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                 5.13 Form S-8. QuadraMed agrees to file, no later than thirty
(30) days after the Closing, a registration statement on Form S-8 covering the shares of QuadraMed Common Stock issuable pursuant to outstanding options under the Medicus Stock Option Plans assumed by QuadraMed and the shares of QuadraMed Common Stock issuable pursuant to the Jelinek Warrants. Medicus shall cooperate with and assist QuadraMed in the preparation of such registration statement.

                 5.14 Listing of Additional Shares. Prior to the Effective Time, QuadraMed shall file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares referred to in Section 6.1(e).

                 5.15 Nasdaq Quotation. Medicus and QuadraMed agree to continue the quotation of Medicus Common Stock and QuadraMed Common Stock, respectively, on the Nasdaq National Market during the term of the Agreement.

                 5.16 Indemnification.

                      (a) After the Effective Time, QuadraMed will, and will cause the Surviving Corporation to, indemnify and hold harmless the present and former officers, directors, employees and agents of Medicus (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent permitted by law and to the extent provided under Medicus' Certificate of Incorporation and Bylaws or any indemnification agreement with Medicus' officers and directors to which Medicus is a party, in each case in effect on the date hereof; provided, however, that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter relating to this Agreement or the transactions contemplated hereby occurring on or prior to the Effective Time, QuadraMed shall, or shall cause the Surviving Corporation to, pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith to the extent permitted by law and to the extent provided under Medicus' Certificate of Incorporation and Bylaws or the indemnification agreement with such Indemnified Party.

                      (b) For two years after the Effective Time, QuadraMed will, or will cause the Surviving Corporation to, use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such person currently covered by Medicus' officers' and directors' liability insurance policy on terms substantially similar to those of such policy in effect on the date hereof ; provided, however, that in satisfying its obligation under this
Section 5.16, QuadraMed shall not be obligated to, or to cause the Surviving Corporation to, pay premiums in excess of 150% of the amount per annum Medicus paid in its last full fiscal year, which amount has been disclosed to QuadraMed, and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.16, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

                      (c) To the extent there is any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) against an Indemnified Party that arises out of or pertains to any action or omission in his or her capacity as a director, officer, employee, fiduciary or agent of Medicus occurring prior to the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement for a period of two years after the Effective Time (whether arising before or after the Effective
Time), such Indemnified Party shall be entitled to be represented by counsel and following the Effective Time (i) any counsel retained by the Indemnified Parties shall be reasonably satisfactory to the Surviving Corporation and QuadraMed,
(ii) the Surviving Corporation and QuadraMed shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and
(iii) the Surviving Corporation and QuadraMed will cooperate in the defense of any such matter; provided, however, that neither the Surviving Corporation nor QuadraMed shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, however, that in the event that any claim or claim for indemnification are asserted or made within such two-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any tow or more Indemnified Parties.

                      (d) The provisions of this Section 5.16 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

                 5.17 Reasonable Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

                 6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                      (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the holders of a majority of the shares of Medicus Common Stock outstanding as of the record date set for the Medicus Stockholders Meeting.

                      (b) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

                      (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

                      (c) Governmental Approval. QuadraMed, Medicus and Merger Sub and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and under state Blue Sky laws.

                      (d) Listing of Additional Shares. The filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of QuadraMed Common Stock issuable upon conversion of the Medicus Common Stock in the Merger and upon exercise of the options under the Medicus Stock Option Plans assumed by QuadraMed shall have been made.

                 6.2 Additional Conditions to Obligations of Medicus. The obligations of Medicus to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Medicus:

                      (a) Representations, Warranties and Covenants. (i) The representations and warranties of QuadraMed and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) QuadraMed and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

                      (b) Certificate of QuadraMed. Medicus shall have been provided with a certificate executed on behalf of QuadraMed by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

                             (i)    all  representations and warranties made by
QuadraMed and Merger Sub under this Agreement are true and complete in all material respects; and

                             (ii)   all covenants, obligations and conditions of
this Agreement to be performed by QuadraMed and Merger Sub on or before such date have been so performed in all material respects.

                      (c) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of QuadraMed and its subsidiaries, taken as a whole.

                      (d) Third Party Consents. Medicus shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of QuadraMed or any of its subsidiaries or otherwise.

                      (e) Injunctions or Restraints on Conduct of Business.
No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting QuadraMed's business following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                 6.3 Additional Conditions to the Obligations of QuadraMed and Merger Sub. The obligations of QuadraMed and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by QuadraMed:

                      (a) Representations, Warranties and Covenants. (i) The representations and warranties of Medicus in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Medicus shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

                      (b) Certificate of Medicus. QuadraMed shall have been provided with a certificate executed on behalf of Medicus by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

                             (i)    all representations and warranties made by
Medicus under this Agreement are true and complete in all material respects; and

                             (ii)   all covenants, obligations and conditions of
this Agreement
to be performed by Medicus on or before such date have been so performed in all material respects.

                      (c) Third Party Consents. QuadraMed shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of Medicus or any of its subsidiaries or otherwise.

                      (d) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting QuadraMed's conduct or operation of the business of Medicus and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                      (e) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Medicus and its subsidiaries, taken as a whole.

                      (f) Affiliate Agreements. QuadraMed shall have received from each of the Affiliates of Medicus an executed Affiliate Agreement in substantially the form attached hereto as Exhibit A.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                 7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Medicus, this Agreement may be terminated:

                      (a)    by mutual consent of QuadraMed and Medicus;

                      (b) by either QuadraMed or Medicus, if, without fault of the terminating party, the Closing shall not have occurred on or before May 1, 1998 (or such later date as may be agreed upon in writing by the parties hereto);

                      (c) by QuadraMed, if (i) Medicus shall breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten business days of receipt by Medicus of written notice of such breach or (ii) the Board of Directors of Medicus shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to QuadraMed or shall have resolved to do any of the foregoing;

                      (d) by Medicus, if QuadraMed shall breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten days following receipt by QuadraMed of written notice of such breach;

                      (e) by either QuadraMed or Medicus if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the stockholders of Medicus shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof.

                 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of QuadraMed, Merger Sub or Medicus or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.4 (Confidentiality), Section 7.3 (Expenses) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

                 7.3  Expenses.

                      (a)    Subject to subsections (b), (c) and (d) of this
Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense, except that expenses incurred in connection with printing the Proxy Materials and the Registration Statement, registration and filing fees incurred in connection with the Registration Statement, the Proxy Materials and the listing of additional shares pursuant to Section 6.1(e) and fees, costs and expenses associated with compliance with applicable state securities laws in connection with the Merger shall be paid by QuadraMed.

                      (b) In the event that (i) QuadraMed shall terminate this Agreement pursuant to Section 7.1(c) or (ii) QuadraMed shall terminate this Agreement pursuant to Section 7.1(e)(ii) (but only in the event that all of the shares owned by QuadraMed are voted in favor of the Merger), Medicus shall promptly reimburse QuadraMed for all of the out-of-pocket costs and expenses incurred by QuadraMed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

                 7.4 Amendment. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Medicus or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Medicus Common Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Medicus Common Stock or Merger Sub Common Stock.

                 7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                 8.1 Non-Survival at Effective Time. The representations, warranties and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.4 (Confidentiality), 5.7 (Affiliates), 5.11 (Employee Benefit Plans), 5.13 (Form S-8), 5.19 (Best Efforts and Further Assurances), 7.3 (Expenses), 7.4 (Amendment), and this Article VIII shall survive the Effective Time.

                 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                      (a)    if to QuadraMed or Merger Sub, to:

                             QuadraMed Corporation
                             80 E. Sir Francis Drake Blvd., Suite 2A
                             Larkspur, CA 94939
                             Attention: Keith M. Roberts, Esq.

                             Vice President and General Counsel

                             Facsimile No.:  (415) 464-3953
                             Telephone No.: (415) 461-7725

                             with a copy to:

                             Brobeck, Phleger & Harrison LLP
                             One Market, Spear Tower
                             San Francisco, CA 94105
                             Attention:     Scott D. Lester, Esq.

                             Facsimile No.: (415) 442-1010
                             Telephone No.: (415) 442-0900

                      (b)    if to Medicus, to:

                             Medicus Systems Corporation
                             One Rotary Center
                             Suite 1111
                             Evanston, Illinois 60201

                             Attention:     Patrick Sommers, President and CEO

                             Facsimile No: (847) 570-7642
                             Telephone No.: (847) 570-7503

                             with a copy to:

                             Bell, Boyd & Lloyd
                             Three First National Plaza
                             70 West Madison Street, Suite 3300
                             Chicago, Illinois 60602-4207
                             Attention: William G. Brown, Esq.

                             Facsimile No.: (312) 372-2098
                             Telephone No.: (312) 372-1121


                 8.3 Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November , 1997. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                 8.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Medicus Disclosure Schedule and the QuadraMed Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a)-(c) and (f), 1.7-1.9, 5.11 and 5.14; and
(c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

                 8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                 8.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

                 8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

                 8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                 IN WITNESS WHEREOF, Medicus and QuadraMed have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                    MEDICUS SYSTEMS CORPORATION



                                    By /s/ PATRICK C. SOMMERS
                                      ------------------------------------------
                                    Name:  Patrick C. Sommers
                                    Title: Chairman, President and
                                    Chief Executive Officer


                                    QUADRAMED CORPORATION



                                    By /s/ JOHN V. CRACCHIOLO
                                     ------------------------------------------
                                    Name:  John V. Cracchiolo
                                    Title: Executive Vice President
                                    and Chief Financial Officer



            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                    EXHIBIT A

                       FORM OF MEDICUS AFFILIATE AGREEMENT


                             ______________ __, 1997


QuadraMed Corporation
80 East Sir Francis Drake Boulevard
Suite 2A
Larkspur, California 94939
Attention:  James D. Durham

                               Affiliate Agreement

Ladies and Gentlemen:

               Reference is made to the Agreement and Plan of Reorganization, dated as of November 9, 1997 (the "Merger Agreement") between QuadraMed Corporation, a Delaware corporation ("QuadraMed"), and Medicus Systems Corporation, a Delaware corporation ("Medicus"). Capitalized terms used and not otherwise defined herein are used herein as defined in the Merger Agreement.

               Pursuant to the terms of the Merger Agreement, at the Effective Time, outstanding shares of Medicus Common Stock will be converted into and become exchangeable for, at the option of each Medicus stockholder, (a) cash in the amount of $7.50 per share of Medicus Common Stock, (b) shares of QuadraMed Common Stock, or (c) a combination of cash and shares on the basis set forth in the Merger Agreement.

               The undersigned has been advised that as of the date hereof [it] [he] [she] may be deemed to be an "affiliate" of Medicus, as such term is defined for purposes of paragraphs (c) and (d) of rule 145 ("Rule 145") of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

               The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by QuadraMed, stockholders of QuadraMed, Medicus and other stockholders of Medicus and their respective counsel.

               The undersigned hereby represents and warrants to and agrees with QuadraMed that:

                      1. The undersigned has full power and authority to execute and deliver this letter agreement and to make the representations and warranties set forth herein and to perform [its] [his] [her] obligations hereunder;

                      2. The undersigned has carefully read this letter agreement and the Merger Agreement and, to the extent the undersigned felt necessary, discussed the requirements of such documents and other applicable limitations upon [its] [his] [her] ability to sell, transfer, pledge or otherwise dispose of QuadraMed Common Stock with [its] [his] [her] counsel or counsel for Medicus;

                      3. The undersigned is the beneficial owner of (has sole or shared voting or investment power with respect to) the shares of Medicus Common Stock and options or warrants to purchase Medicus Common Stock specified beneath [its] [his] [her] name on the signature page hereto (the "Medicus Securities"). Except for Medicus Securities, the undersigned does not own beneficially any shares of Medicus Common Stock or any other equity securities of Medicus or any options, warrants or other rights to acquire any equity securities of Medicus;

                      4. The undersigned will not make any sale, transfer, pledge or other disposition of QuadraMed Common Stock in violation of the Securities Act or the Rules and Regulations;

                      5. The undersigned has been advised that the issuance of QuadraMed Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was or will be submitted for a vote of the stockholders of Medicus the undersigned may be deemed to be or have been an affiliate of Medicus and the distribution by the undersigned of any QuadraMed Common Stock has not been registered under the Securities Act, the undersigned may not sell, transfer, pledge or otherwise dispose of QuadraMed Common Stock issued to [it] [him] [her] in the Merger unless (i) such sale, transfer, pledge or other disposition has been registered under the Securities Act, (ii) such sale, transfer, pledge or other disposition is made in conformity with the volume and other limitations of Rule 145 or (iii) in the opinion of counsel reasonably acceptable to, such sale, transfer, pledge or other disposition is otherwise exempt from registration under the Securities Act;

                      6. The undersigned understands that, except as provided in the Merger Agreement, QuadraMed is under no obligation to register the sale, transfer, pledge or other disposition of QuadraMed Common Stock by the undersigned or on [its] [his] [her] behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available;

                      7. The undersigned also understands that stop transfer instructions will be given to QuadraMed's transfer agents with respect to QuadraMed Common Stock issued to [it] [him] [her] and that there will be placed on the certificates for QuadraMed Common Stock issued to [it] [him] [her], or any substitutions therefor, a legend stating in substance:

                      "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ISSUED
               IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, AND NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER, UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS";

                      8. The undersigned also understands that, unless the sale, transfer, pledge or other disposition by [it] [him] [her] of QuadraMed Common Stock issued to [it] [him] [her] has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, QuadraMed reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

                      "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE
               ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES, AND WERE NOT ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

               AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, AND NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER, UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS";

                      9. Except to the extent written notification to the contrary is received by QuadraMed from the undersigned prior to the Merger, the representations contained herein will be true, complete and correct at all times from the date hereof through the Closing Date; and

                      10. The undersigned currently intends to vote all Medicus Common Stock held by [it] [him] [her] in favor of the Merger.

               Execution of this letter should not be considered an admission on the part of the undersigned that [it] [he] [she] is an affiliate of Medicus as described above, or as a waiver of any rights the undersigned may have to object to any claim that [it] [he] [she] is such an affiliate on or after the date of this letter.


                                             Very truly yours,


                                             [__________________________________
                                             [AFFILIATE]]

                                             [[AFFILIATE]


                                             By:________________________________
                                             Name:
                                             Title:]


                                   Number of shares of Medicus Common Stock beneficially owned:__________________________

                                   Number of shares of Medicus Common Stock subject to options, warrants or other rights to acquire Medicus Common Stock beneficially owned:_______________________________________




ACCEPTED AND AGREED
as of ________ __, 1997:


QUADRAMED CORPORATION


By:_____________________________
Name:
Title: